   As filed with the Securities and Exchange Commission on February 14, 2003.

                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                               DEAN FOODS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                   75-2559681
    --------------------------------               ---------------------
    (State or Other Jurisdiction of                  (I.R.S. Employer
    Incorporation or Organization)                  Identification No.)

                        2515 MCKINNEY AVENUE, SUITE 1200
                               DALLAS, TEXAS 75201
                    (Address of Principal Executive Offices)

                             -----------------------

       DEAN FOODS COMPANY FIFTH AMENDED AND RESTATED 1997 STOCK OPTION AND
                             RESTRICTED STOCK PLAN

         DEAN FOODS COMPANY AMENDED AND RESTATED 1989 STOCK AWARDS PLAN
                            (Full Title of the Plans)

                             -----------------------

         MICHELLE P. GOOLSBY                                  COPY TO:
    EXECUTIVE VICE PRESIDENT, CHIEF                     WILLIAM A. MCCORMACK
       ADMINISTRATIVE OFFICER,                          HUGHES & LUCE, L.L.P.
GENERAL COUNSEL AND CORPORATE SECRETARY             1717 MAIN STREET, SUITE 2800
         DEAN FOODS COMPANY                              DALLAS, TEXAS 75201
  2515 MCKINNEY AVENUE, SUITE 1200                          (214) 939-5500
        DALLAS, TEXAS  75201
          (214) 303-3400

                      (Name, Address, and Telephone Number,
                   including Area Code, of Agent for Service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE


================================================================================================================
  TITLE OF EACH CLASS            AMOUNT             PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
     OF SECURITIES                TO BE              OFFERING PRICE            AGGREGATE            REGISTRATION
    TO BE REGISTERED           REGISTERED(1)          PER SHARE(2)          OFFERING PRICE               FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
         value                 13,789,728                $37.80             $521,251,718.40          $47,955.16
================================================================================================================

----------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of shares to be offered or sold pursuant to the antidilution provisions of the Dean Foods Company Fifth Amended and Restated 1997 Stock Option and Restricted Stock Plan and the Dean Foods Company Amended and Restated 1989 Stock Awards Plan.

(2) Estimated solely for the purpose of determining the Registration Fee pursuant to 457(h). The proposed maximum aggregate offering price per share is based upon the average of the high and low sale prices for Dean Foods Company common stock on the New York Stock Exchange on February 10, 2003.

                              EXPLANATORY STATEMENT

         This Registration Statement on Form S-8 registers an additional 10,000,000 shares of our common stock available for issuance under our Fifth Amended and Restated 1997 Stock Option and Restricted Stock Plan, and an additional 3,789,728 shares of our common stock available for issuance under our Amended and Restated 1989 Stock Awards Plan.

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         The information specified in Part I of Form S-8 is contained in documents sent or given to option holders in accordance with Rule 428 under the Securities Act. Such documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the Section 10(a) prospectus.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Dean Foods Company (the "Registrant") are incorporated by reference in this Registration Statement:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which contains the Registrant's audited financial statements for the Registrant's last completed fiscal year.

         (b) Quarterly Reports on Form 10-Q for the periods ended March 31, 2002, June 30, 2002, and September 30, 2002.

         (c) Current Reports on Form 8-K filed on January 7, 2002 (amended by Form 8-K/A filed on March 6, 2002), April 17, 2002 and August 9, 2002.

         (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated February 19, 1997, (File Number 001-127-55), including any amendment or report filed for the purpose of updating such description.

         (e) The description of the Registrant's Common Stock purchase rights contained in the Registrant's Registration Statement on Form 8-A, dated March 10, 1998, (File Number 001-127-55), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

        Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

        The Registrant's Certificate of Incorporation contains provisions requiring it to indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

ITEM 9.    UNDERTAKINGS.

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                         (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on January 31, 2003.

                               DEAN FOODS COMPANY


                               By:  /s/ Barry A. Fromberg
                                    --------------------------------------------
                                    Barry A. Fromberg
                                    Executive Vice President and Chief
                                    Financial Officer
                                    (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of Dean Foods Company, hereby severally constitute and appoint Gregg L. Engles, Barry A. Fromberg and Michelle P. Goolsby, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith, any other Registration Statement related to the same offering, and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Dean Foods Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


              Signature                                     Title                                Date
              ---------                                     -----                                ----
/s/ Gregg L. Engles                         Chief Executive Officer and Director          January 31, 2003
--------------------------------            (Principal Executive Officer) and
Gregg L. Engles                             Chairman of the Board


/s/ Barry A. Fromberg                       Principal Financial and Accounting            January 31, 2003
--------------------------------            Officer
Barry A. Fromberg


/s/ Alan Bernon                             Director                                      January 31, 2003
--------------------------------
Alan Bernon


/s/ Lewis M. Collens                        Director                                      January 31, 2003
--------------------------------
Lewis M. Collens


/s/ Tom Davis                               Director                                      January 31, 2003
--------------------------------
Tom Davis


/s/ Stephen L. Green                        Director                                      January 31, 2003
--------------------------------
Stephen L. Green


/s/ Joseph S. Hardin, Jr.                   Director                                      January 31, 2003
--------------------------------
Joseph S. Hardin, Jr.

/s/ Janet Hill                              Director                                      January 31, 2003
--------------------------------
Janet Hill


/s/ John S. Llewellyn, Jr.                  Director                                      January 31, 2003
--------------------------------
John S. Llewellyn, Jr.


/s/ John Muse                               Director                                      January 31, 2003
--------------------------------
John Muse


/s/ Hector M. Nevares                       Director                                      January 31, 2003
--------------------------------
Hector M. Nevares


/s/ Eugene Pender                           Director                                      January 31, 2003
--------------------------------
P. Eugene Pender


/s/ Pete Schenkel                           Director                                      January 31, 2003
--------------------------------
Pete Schenkel


/s/ Jim Turner                              Director                                      January 31, 2003
--------------------------------
Jim Turner

                                INDEX TO EXHIBITS

Exhibit
Number       Description
-------      -----------
4.1          Rights Agreement dated March 6, 1998 among the Registrant and
             Harris Trust & Savings Bank, as rights agent, which includes as
             Exhibit A the Form of Rights Certificate (incorporated by reference from the Registration Statement on Form 8-A filed on March 10, 1998
             (File No. 1-12755)).

5.1*         Opinion of Hughes & Luce, L.L.P.

23.1*        Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5.1).

23.2*        Consent of Deloitte & Touche LLP.

23.3*        Consent of PricewaterhouseCoopers LLP.

24.1*        Power of Attorney (contained in signature page).

----------
*Filed herewith.